                                                                    EXHIBIT 99.1
                            KRUG INTERNATIONAL CORP.
                        PRO FORMA STATEMENT OF EARNINGS
                    (in thousands, except per share amounts)
                                  (unaudited)

The following pro forma statements of earnings reflect the merger of the Corporation's KRUG Life Sciences Inc. and Technology Scientific Services, Inc. subsidiaries with Wyle Laboratories, Inc. as if such merger had occurred on April 1, 1996. Pro forma adjustments exclude nonrecurring credits and related tax effects. Specifically, the pre-tax gain on this merger transaction of approximately $3.0 million and merger costs of approximately $0.03 million have been excluded. These statements should be read in conjunction with the pro forma balance sheet and note thereto, and the financial statements and notes thereto contained in the Corporation's Annual Report on Form 10-K for the year ended March 31, 1997 and Report on Form 10-Q for the quarterly period ended December 31, 1997, which are incorporated by reference herein.


                                                                     YEAR ENDED MARCH 31, 1997

                                                           AS           MERGED       ADJUSTMENTS           AS
                                                        REPORTED     SUBSIDIARIES        (1)            ADJUSTED
                                                   --------------------------------------------------------------
Revenues                                           $ 111,739         $ (49,933)                         $61,806

Cost of goods sold                                    96,930           (45,290)                          51,640
Selling and administrative                             9,448            (1,126)                           8,322
Restructuring charge                                     530                                                530
Interest                                                 995              (387)                             608
Other income - net                                        75                                                 75
Earnings of Equity Investment Subsidiary                                                    877             877
                                                   ------------------------------------------------------------

Earnings from Continuing Operations
  before Income Taxes                                  3,911            (3,130)             877           1,658

Income Taxes                                           1,359            (1,064)                             295
                                                   ------------------------------------------------------------

Earnings from Continuing Operations                $   2,552         $ (2,066)            $ 877         $ 1,363
                                                   ============================================================

Net Earnings per Share from
  Continuing Operations - Basic                    $    0.50                                            $  0.27
                                                   =========                                           ========

Net Earnings per Share from
  Continuing Operations - Diluted                  $    0.49                                            $  0.26
                                                   =========                                           ========

Share used in computing Net Earnings
    per Share from Continuing Operations
    - Basic                                            5,134                                              5,134
                                                   =========                                           ========

Share used in computing Net Earnings
    per Share from Continuing Operations
    - Diluted                                          5,192                                              5,192
                                                   =========                                           ========


(1) Adjustments reflect earnings on equity investment in Wyle Laboratories, Inc.

                                                            PART OF EXHIBIT 99.1

                            KRUG INTERNATIONAL CORP.
                        PRO FORMA STATEMENT OF EARNINGS
                    (in thousands, except per share amounts)
                                  (unaudited)

                                                 NINE MONTHS ENDED DECEMBER  31, 1997
                                                 ------------------------------------
                                                    AS              MERGED           ADJUSTMENTS         AS
                                                 REPORTED         SUBSIDIARIES           (1)         ADJUSTED
                                                 ------------------------------------------------------------
Revenues                                         $ 93,303          $ (35,987)                        $ 57,316

Cost of goods sold                                 81,240            (32,902)                          48,338
Selling and administrative                          9,009               (733)                           8,276
Restructuring charge                                  547                                                 547
Interest                                              886               (255)                             631
Other income - net                                    855                 (1)                             854
Earnings of Equity Investment Subsidiary                                                  1,253         1,253
                                                 ------------------------------------------------------------

Earnings from Continuing Operations
  before Income Taxes                               2,476             (2,098)             1,253         1,631

Income Taxes                                        1,016               (714)                             302
                                                 ------------------------------------------------------------

Earnings from Continuing Operations              $  1,460           $ (1,384)           $ 1,253       $ 1,329
                                                 ============================================================

Net Earnings per Share from
  Continuing Operations - Basic                  $   0.28                                              $ 0.26
                                                 ========                                            ========

Net Earnings per Share from
  Continuing Operations - Diluted                $   0.28                                              $ 0.26
                                                 ========                                            ========

Share used in computing Net Earnings
    per Share from Continuing Operations
    - Basic                                         5,160                                               5,160
                                                 ========                                            ========

Share used in computing Net Earnings
    per Share from Continuing Operations
    - Diluted                                       5,195                                               5,195
                                                 ========                                            ========


(1) Adjustments reflect earnings on equity investment in Wyle Laboratories, Inc.